Exhibit 3.3

CERTIFICATE OF DESIGNATIONS OF

5.75% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK

OF CONSTELLATION BRANDS, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Constellation Brands, Inc., a Delaware corporation (the “Company”), certifies that, pursuant to the authority contained in Article 5 of its Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), a duly authorized committee of the Board of Directors of the Company (the “Board of Directors”) by resolution adopted by unanimous written consent, pursuant to Section 141(f) of the DGCL, on July 24, 2003, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors and by the Restated Certificate of Incorporation, a duly authorized committee of the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of the Company’s preferred stock having a par value of $.01 per share, with a liquidation preference of $1,000 per share, subject to adjustment as provided herein, which shall be designated as 5.75% Series A Mandatory Convertible Preferred Stock, consisting of 170,500 shares, no shares of which have heretofore been issued by the Company, having the following powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

Section 1. Designation; Number of Shares; Ranking. There is hereby created from the authorized and unissued shares of Preferred Stock, par value $.01 per share, of the Company, a series of convertible Preferred Stock designated as the Company’s “5.75% Series A Mandatory Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”) The number of shares of Series A Mandatory Convertible Preferred Stock shall be 170,500. The Series A Mandatory Convertible Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation, dissolution or winding-up of the Company, (i) senior to the Class A Common Stock, par value $.01 per share, of the Company (the “Class A Common Stock”), the Class B Common Stock, par value $.01 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and to each other class or series of stock of the Company (including any series of preferred stock established after July 30, 2003 by the Board of Directors or a duly authorized committee thereof) the terms of which do not expressly provide that such class or series will rank senior to or pari passu with the Series A Mandatory Convertible Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of the Company (collectively referred to as “Junior Securities”); (ii) pari passu with each class or series of stock of the Company the terms of which expressly provide that such class or series will rank pari passu with the Series A Mandatory Convertible Preferred Stock as to dividend distributions and distributions upon liquidation, dissolution or winding-up of the Company (collectively referred to as “Parity Securi-

ties”); and (iii) junior to each class or series of stock of the Company, the terms of which expressly provide that such class or series will rank senior to the Series A Mandatory Convertible Preferred Stock as to dividend distributions and distributions upon liquidation, dissolution or winding-up of the Company (collectively referred to as “Senior Securities”).

Section 2. Dividends.

(i) General. Dividends on the Series A Mandatory Convertible Preferred Stock shall be payable quarterly, when, as and if declared by the Board of Directors or a duly authorized committee thereof, out of the assets of the Company legally available therefor, on the first calendar day (or the first following Business Day if the first calendar day is not a Business Day) of March, June, September and December of each year (each such date being referred to herein as a “Dividend Payment Date”) at the annual rate of $57.5000 per share subject to adjustment as provided in Section 12(ii). The initial dividend on the Series A Mandatory Convertible Preferred Stock for the dividend period commencing on July 30, 2003, to but excluding December 1, 2003, shall be $19.3264 per share, and shall be payable, when, as and if declared, on December 1, 2003. The dividend on the Series A Mandatory Convertible Preferred Stock for each subsequent dividend period shall be $14.3750 per share. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

A dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date or, if none, the date of issue and ending on the day immediately prior to the next Dividend Payment Date. Dividends payable, when, as and if declared, on a Dividend Payment Date shall be payable to Holders of record as they appear on the stock books of the Company on the later of (i) the close of business on the 15th calendar day (or the first following Business Day if such 15th calendar day is not a Business Day) of the calendar month preceding the month in which the applicable Dividend Payment Date falls and (ii) the close of business on the day on which the Board of Directors or a duly authorized committee thereof declares the dividend payable (each, a “Dividend Record Date”).

Dividends on the Series A Mandatory Convertible Preferred Stock shall be cumulative if the Company fails to declare one or more dividends on the Series A Mandatory Convertible Preferred Stock in any amount, whether or not there are assets of the Company legally available for the payment of such dividends in whole or in part.

The Company may pay dividends, at its sole option, (a) in cash, (b) by delivering shares of Class A Common Stock to the Transfer Agent on behalf of the Holders, to be sold on the Holders’ behalf for cash or (c) in any combination thereof. By and upon acquiring the Series A Mandatory Convertible Preferred Stock, each Holder is deemed to appoint the Transfer Agent as such Holder’s agent for any such sale, and the Transfer Agent shall serve as a designated agent of the Holders in making any such sales. To pay dividends in shares of Class A Common Stock, the Company must deliver to the Transfer Agent, not less than five Business Days prior to the applicable Dividend Payment Date, a number of shares of Class A Common Stock which, when sold by the Transfer Agent on the Holders’ behalf, will result in net cash proceeds to be distributed to the Holders in an amount equal to the cash dividend otherwise payable to the Holders. The Transfer Agent will sell such shares of Class A Common Stock on the Holders’ behalf and make payment of the cash proceeds from the sale of such Class A Common Stock on or prior to the applicable Dividend Payment Date or such other date as is fixed by the Board of Directors or a duly authorized committee thereof pursuant to the terms and conditions set forth in the last paragraph of this Section 2(i).

If the Company pays dividends in shares of Class A Common Stock by delivering them to the Transfer Agent, those shares shall be owned beneficially by the Holders upon delivery to the Transfer Agent, and the Transfer Agent shall hold those shares and the net cash proceeds from the sale of those shares for the exclusive benefit of the Holders until the Dividend Payment Date, or such other date as is fixed by the Board of Directors or a duly authorized committee thereof pursuant to the terms and conditions set forth in the last paragraph of this Section 2(i), at which time the portion of such net cash proceeds equal to the non-cash component of the declared dividend on the Series A Mandatory Convertible Preferred Stock shall be distributed to the Holders entitled thereto with any remainder distributed to the Company.

Holders shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of the then applicable full dividends calculated pursuant to this Section 2(i) (including accrued dividends, if any) on shares of Series A Mandatory Convertible Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend or payment which may be in arrears.

Dividends in arrears on the Series A Mandatory Convertible Preferred Stock not declared for payment or paid on any Dividend Payment Date may be declared by the Board of Directors or a duly authorized committee thereof and paid on any date fixed by the Board of Directors or a duly authorized committee thereof, whether or not a Dividend Payment Date, to the Holders of record as they appear on the stock register of the Company on a record date selected by the Board of Directors or a duly authorized committee thereof, which shall (i) not precede the date the Board of Directors or a duly authorized committee thereof declares the dividend payable and (ii) not be more than 60 days prior to such fixed dividend payment date.

(ii) In order to pay dividends on any Dividend Payment Date, or such other date as is fixed by the Board of Directors or a duly authorized committee thereof pursuant to the terms and conditions set forth in the last paragraph of Section 2(i) hereof, in shares of Class A Common Stock, (a) the shares of Class A Common Stock delivered to the Transfer Agent shall have been duly authorized, (b) the Company shall have provided to the Transfer Agent a prospectus and evidence of an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) permitting the immediate sale of the shares of Class A Common Stock in the public market, (c) the shares of Class A Common Stock, once purchased by the purchasers thereof, shall be validly issued, fully paid and non-assessable and (d) such shares shall have been registered under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, if required, and shall be listed or admitted for trading on each United States securities exchange on which the Class A Common Stock is then listed.

(iii) Payment Restrictions. The Company may not (x) declare or pay any dividend or make any distribution of assets (other than dividends paid or other distributions made in Junior Securities) on, whether in cash, property or otherwise, or (y) redeem, purchase or otherwise acquire (except upon conversion or exchange for Junior Securities), pay or make available any monies for a sinking fund for, Junior Securities, unless, in each case, all accrued and unpaid dividends on the Series A Mandatory Convertible Preferred Stock for all prior dividend periods have been or contemporaneously are declared and paid and the full quarterly dividend on the Series A Mandatory Convertible Preferred Stock for the current dividend period has been or contemporaneously is declared and paid or declared and set apart for payment.

Unless all accrued and unpaid dividends on the Series A Mandatory Convertible Preferred Stock for all prior dividend periods have been or contemporaneously are declared and paid and the full quarterly dividend on the Series A Mandatory Convertible Preferred Stock for the current dividend period has been or contemporaneously is declared and paid or declared and set apart for payment, the Company may not redeem, purchase or otherwise acquire (except upon conversion or exchange for Parity Securities or Junior Securities) Parity Securities.

Section 3. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Holders shall be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made on the Common Stock of the Company or any other class or series of stock of the Company ranking junior to the Series A Mandatory Convertible Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding-up of the Company, $1,000.00 per share, subject to adjustment as provided in Section 12(ii) hereof (the “Liquidation Preference”), plus an amount equal to the sum of all accrued and unpaid dividends (whether or not declared) for the then-current dividend period and all dividend periods prior thereto.

Neither the sale of all or substantially all of the property or business of the Company (other than in connection with the voluntary or involuntary liquidation, dissolution or winding-up of the Company), nor the merger, conversion or consolidation of the Company into or with any other Person, nor the merger, conversion or consolidation of any other Person into or with the Company shall constitute a voluntary or involuntary liquidation, dissolution or winding-up of the Company for the purposes of the foregoing paragraph. After the payment to the Holders of the full preferential amounts provided for above, the Holders as such shall have no right or claim to any of the remaining assets of the Company.

In the event the assets of the Company available for distribution to the Holders upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company shall be insufficient to pay in full all amounts to which such Holders are entitled as provided above, no such distribution shall be made on account of any other stock of the Company ranking pari passu with the Series A Mandatory Convertible Preferred Stock as to the distribution of assets upon such liquidation, dissolution or winding-up, unless a pro rata distribution is made on the Series A Mandatory Convertible Preferred Stock and such other Capital Stock of the Company, with the amount allocable to each series of such stock determined on the basis of the aggregate liqui-

dation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.

Section 4. Voting Rights.

(i) The Holders shall have no voting rights, except as set forth below or as expressly required by applicable state law. In exercising any such vote, each outstanding share of Series A Mandatory Convertible Preferred Stock shall be entitled to one vote.

(ii) So long as any shares of Series A Mandatory Convertible Preferred Stock are outstanding, in addition to any other vote of stockholders of the Company required under applicable law or the Restated Certificate of Incorporation, the affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding shares of the Series A Mandatory Convertible Preferred Stock will be required for the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any provision of the Restated Certificate of Incorporation or of this Certificate of Designations which would materially and adversely affect any right, preference, privilege or voting power of the Series A Mandatory Convertible Preferred Stock or of the Holders.

(iii) So long as any shares of Series A Mandatory Convertible Preferred Stock are outstanding, in addition to any other vote of stockholders of the Company required under applicable law or the Restated Certificate of Incorporation, the affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding shares of the Series A Mandatory Convertible Preferred Stock and all shares of any other series of our preferred stock which expressly provide that such class or series will rank pari passu with the Series A Mandatory Convertible Preferred Stock as to dividend distributions and distributions upon liquidation, dissolution or winding-up of the Company, voting together as a single class, will be required to (a) issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, by merger, consolidation or otherwise, any class or series of stock ranking senior to the Series A Mandatory Convertible Preferred Stock as to dividend distributions or distributions upon the liquidation, dissolution or winding-up of the Company or (b) reclassify, by merger, consolidation or otherwise, any authorized stock of the Company into any class or series of stock, or any obligation or security convertible into or evidencing a right to purchase any class or series of stock, ranking senior to the Series A Mandatory Convertible Preferred Stock as to dividend distributions or distributions upon the liquidation, dissolution or winding-up of the Company; provided, however, that no such vote shall be required for the Company to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any class or series of stock ranking pari passu with or junior to the Series A Mandatory Convertible Preferred Stock as to dividend distributions or distributions upon the liquidation, dissolution or winding-up of the Company.

Section 5. Automatic Conversion. Each share of Series A Mandatory Convertible Preferred Stock will automatically convert (unless previously converted at the option of the Company in accordance with Section 6 or at the option of the Holder in accordance with

Section 7, or a Merger Early Conversion has occurred in accordance with  Section 8), on September 1, 2006 (the “Automatic Conversion Date”), into a number of newly issued shares of Class A Common Stock equal to the Automatic Conversion Rate (as defined below). The Holders on the Automatic Conversion Date shall have the right to receive a dividend payment of cash, shares of Class A Common Stock, or any combination thereof, as the Company determines in its sole discretion, in an amount equal to any accrued and unpaid dividends on the Series A Mandatory Convertible Preferred Stock as of the Automatic Conversion Date (other than previously declared dividends on the Series A Mandatory Convertible Preferred Stock payable to a Holder of record as of a prior date), whether or not declared, out of legally available assets of the Company. To the extent the Company pays some or all of such dividend in shares of Class A Common Stock, the number of shares of Class A Common Stock issuable to a Holder in respect of such accrued and unpaid dividends shall equal the amount of accrued and unpaid dividends on the Series A Mandatory Convertible Preferred Stock on the Automatic Conversion Date that the Company determines to pay in shares of Class A Common Stock divided by the Current Market Price (as defined below) of the Class A Common Stock on the Automatic Conversion Date.

Dividends on the shares of Series A Mandatory Convertible Preferred Stock shall cease to accrue and such shares of Series A Mandatory Convertible Preferred Stock shall cease to be outstanding on the Automatic Conversion Date. The Company shall make such arrangements as it deems appropriate for the issuance of certificates, if any, representing shares of Class A Common Stock (both for purposes of the automatic conversion of shares of Series A Mandatory Convertible Preferred Stock and for purposes of any dividend payment by the Company of shares of Class A Common Stock in respect of accrued and unpaid dividends on the Series A Mandatory Convertible Preferred Stock), and for any payment of cash in respect of accrued and unpaid dividends on the Series A Mandatory Convertible Preferred Stock or cash in lieu of fractional shares, if any, in exchange for and contingent upon the surrender of certificates representing the shares of Series A Mandatory Convertible Preferred Stock (if such shares are held in certificated form), and the Company may defer the payment of dividends on such shares of Class A Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the shares of Series A Mandatory Convertible Preferred Stock; provided, however, that the Company shall give the Holders such notice of any such actions as the Company deems appropriate and upon such surrender such Holders shall be entitled to receive such dividends declared and paid on such shares of Class A Common Stock subsequent to the Automatic Conversion Date. Amounts payable in cash in respect of the shares of Series A Mandatory Convertible Preferred Stock or in respect of such shares of Class A Common Stock shall not bear interest.

Section 6. Provisional Conversion at the Option of the Company.

(i) Prior to the Automatic Conversion Date, if the Closing Price of the Class A Common Stock has exceeded 150% of the Threshold Appreciation Price (as defined below) for at least 20 Trading Days (as defined below) within a period of 30 consecutive Trading Days the Company may, at its option, cause the conversion of all, but not less than all, the shares of Series A Mandatory Convertible Preferred Stock then outstanding into shares of Class A Common Stock at a rate of 29.2760 shares of Class A Common Stock for each share of Series A

Mandatory Convertible Preferred Stock (the “Provisional Conversion Rate”), subject to adjustment as set forth in Section 9(ii) below (as though references in Section 9(ii) to the Automatic Conversion Rate were replaced with references to the Provisional Conversion Rate); provided, that the Company notifies the Holders (pursuant to paragraph (ii) below) that it is exercising its option to cause the conversion of the Series A Mandatory Convertible Preferred Stock pursuant to this Section 6 (the “Provisional Conversion Notice Date”) prior to the end of such thirty (30) day period. The Company shall be able to cause this conversion only if, in addition to issuing the Holders shares of Class A Common Stock, the Company pays the Holders (a) in cash, (b) by delivering shares of Class A Common Stock to the Transfer Agent on behalf of the Holders, to be sold on the Holders’ behalf for cash (in accordance with the procedures set forth in Section 2(i)) or (c) in any combination thereof, (x) an amount equal to any accrued and unpaid dividends on the shares of Series A Mandatory Convertible Preferred Stock then outstanding, whether or not declared, and (y) the present value of all remaining dividend payments on the shares of Series A Mandatory Convertible Preferred Stock then outstanding, through and including September 1, 2006, in each case, out of legally available assets of the Company. The present value of the remaining dividend payments will be computed using a discount rate equal to the Treasury Yield.

(ii) A written notice (the “Provisional Conversion Notice”) shall be sent by or on behalf of the Company, by first class mail, postage prepaid, to the Holders of record as they appear on the stock register of the Company on the Provisional Conversion Notice Date (a) notifying such Holders of the election of the Company to convert and of the Provisional Conversion Date (as defined below), which date shall not be less than 30 days nor be more than 60 days after the Provisional Conversion Notice Date, and (b) stating the Corporate Trust Office of the Transfer Agent at which the shares of Series A Mandatory Convertible Preferred Stock called for conversion shall, upon presentation and surrender of the certificate(s) (if such shares are held in certificated form) evidencing such shares, be converted, and the Provisional Conversion Rate to be applied thereto.

(iii) The Company shall deliver to the Transfer Agent irrevocable written instructions authorizing the Transfer Agent, on behalf and at the expense of the Company, to cause the Provisional Conversion Notice to be duly mailed as soon as practicable after receipt of such irrevocable instructions from the Company and in accordance with the above provisions. The shares of Class A Common Stock to be issued upon conversion of the Series A Mandatory Convertible Preferred Stock pursuant to this Section 6 and all funds necessary for the payment (a) in cash, (b) by delivering shares of Class A Common Stock to the Transfer Agent on behalf of the Holders, to be sold on the Holders’ behalf for cash (in accordance with the procedures set forth in Section 2(i)) or (c) in any combination thereof, of (x) any accrued and unpaid dividends on the shares of Series A Mandatory Convertible Preferred Stock then outstanding, whether or not declared, and (y) the present value of all remaining dividend payments on the shares of Series A Mandatory Convertible Preferred Stock then outstanding through and including September 1, 2006, shall be deposited with the Transfer Agent in trust at least two Business Days prior to the Provisional Conversion Date, for the pro rata benefit of the Holders of record as they appear on the stock register of the Company, so as to be and continue to be available therefor. Neither failure to mail such Provisional Conversion Notice to one or more such Holders nor any defect in such Provisional Conversion Notice shall affect the sufficiency of the proceedings for conversion as to other Holders.

(iv) If a Provisional Conversion Notice shall have been given as hereinbefore provided, then each Holder shall be entitled to all preferences and relative, participating, optional and other special rights accorded by this Certificate of Designations until and including the Provisional Conversion Date. From and after the Provisional Conversion Date, upon delivery by the Company of the Class A Common Stock and payment of the funds and/or delivery of the shares of Class A Common Stock, as the case may be, to the Transfer Agent as described in paragraph (iii) above, the Series A Mandatory Convertible Preferred Stock shall no longer be deemed to be outstanding, and all rights of such Holders shall cease and terminate, except the right of the Holders, upon surrender of certificates therefor, to receive Class A Common Stock and any amounts to be paid hereunder.

(v) The deposit of monies and/or shares of Class A Common Stock, as the case may be, in trust with the Transfer Agent shall be irrevocable except that the Company shall be entitled to receive from the Transfer Agent the interest or other earnings, if any, earned on any monies and/or shares of Class A Common Stock, as the case may be, so deposited in trust, and the Holders of the shares converted shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Company and unclaimed by the Holders entitled thereto at the expiration of two years from the Provisional Conversion Date shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for such payment without interest.

Section 7. Early Conversion at the Option of the Holder.

(i) Shares of Series A Mandatory Convertible Preferred Stock are convertible, in whole or in part, at the option of the Holders thereof (“Optional Conversion”), at any time prior to the Automatic Conversion Date, into shares of Class A Common Stock at a rate of 29.2760 shares of Class A Common Stock for each share of Series A Mandatory Convertible Preferred Stock (the “Optional Conversion Rate”), subject to adjustment as set forth in Section 9(ii) below (as though references in Section 9(ii) to the Automatic Conversion Rate were replaced with references to the Optional Conversion Rate).

(ii) Optional Conversion of shares of Series A Mandatory Convertible Preferred Stock may be effected by delivering certificates evidencing such shares (if such shares are held in certificated form), together with written notice of conversion and a proper assignment of such certificates to the Company or in blank (and, if applicable, payment of an amount equal to the dividend payable on such shares pursuant to paragraph (iii) below), to the Corporate Trust Office of the Transfer Agent for the Series A Mandatory Convertible Preferred Stock or to any other office or agency maintained by the Company for that purpose. Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied.

(iii) Holders of shares of Series A Mandatory Convertible Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date (if such dividend has been declared) notwithstanding the Optional Conversion of such shares following such Dividend Record Rate and prior to such Dividend Payment Date. However, shares of Series A Mandatory Convertible Preferred Stock surrendered for Optional Conversion after the close of business on a Dividend Record Date and before the opening of business on the corresponding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend payable on such shares on such Dividend Payment Date. Except as provided above, upon any Optional Conversion of shares of Series A Mandatory Convertible Preferred Stock, the Company shall make no payment or allowance for unpaid preferred dividends, whether or not in arrears, on such shares of Series A Mandatory Convertible Preferred Stock as to which Optional Conversion has been effected or for dividends or distributions on the shares of Class A Common Stock issued upon such Optional Conversion.

Section 8. Early Conversion upon Cash Merger.

(i) In the event of a merger or consolidation of the Company of the type described in Section 9(iii)(a) in which all or any class of Common Stock outstanding immediately prior to such merger or consolidation is exchanged for consideration consisting of at least 30% cash or cash equivalents (any such event, a “Cash Merger”), then the Company (or the successor to the Company hereunder) shall be required to offer all Holders of shares of Series A Mandatory Convertible Preferred Stock that remain outstanding after the Cash Merger (if any) the right to convert their shares of Series A Mandatory Convertible Preferred Stock prior to the Automatic Conversion Date (“Merger Early Conversion”) as provided herein.

On or before the fifth Business Day after the consummation of a Cash Merger, the Company or, at the request and expense of the Company, the Transfer Agent, shall give all Holders notice of the occurrence of the Cash Merger and of the right of Merger Early Conversion arising as a result thereof. The Company shall also deliver a copy of such notice to the Transfer Agent. Each such notice shall contain:

(a) the date, which shall be not less than 20 nor more than 30 calendar days after the date of such notice, on which the Merger Early Conversion will be effected (the “Merger Early Conversion Date”);

(b) the date, which shall be on or one Business Day prior to the Merger Early Conversion Date, by which the Merger Early Conversion right must be exercised;

(c) the Automatic Conversion Rate in effect immediately before such Cash Merger and the kind and amount of securities, cash and other property receivable by the Holder upon conversion of its shares of Series A Mandatory Convertible Preferred Stock pursuant to Section 9(iii); and

(d) the instructions a Holder must follow to exercise the Merger Early Conversion right.

(ii) To exercise a Merger Early Conversion right, a Holder shall deliver to the Transfer Agent at the Corporate Trust Office (as defined below) by 5:00 p.m., New York City time, on or before the date by which the Merger Early Conversion right must be exercised as specified in the notice, the certificate(s) (if such shares are held in certificated form) evidencing the shares of Series A Mandatory Convertible Preferred Stock with respect to which the Merger Early Conversion right is being exercised duly endorsed for transfer to the Company or in blank with a written notice to the Company stating the Holder’s intention to convert early in connection with the Cash Merger and providing the Company with payment instructions.

(iii) On the Merger Early Conversion Date, the Company shall deliver or cause to be delivered the cash, securities and other property to be received by such exercising Holder determined by assuming the Holder had converted the shares of Series A Mandatory Convertible Preferred Stock for which such Merger Early Conversion right was exercised into Class A Common Stock immediately before the Cash Merger at the Automatic Conversion Rate (as adjusted pursuant to Section 9(ii)).

(iv) Upon a Merger Early Conversion, the Transfer Agent shall, in accordance with the instructions provided by the Holder thereof on the notice provided to the Company as set forth in paragraph (ii) above, deliver to the Holder such cash, securities or other property issuable upon such Merger Early Conversion together with payment in lieu of any fractional shares, as provided herein.

(v) In the event that Merger Early Conversion is effected with respect to shares of Series A Mandatory Convertible Preferred Stock representing less than all the shares of Series A Mandatory Convertible Preferred Stock held by a Holder, upon such Merger Early Conversion the Company (or the successor to the Company hereunder) shall execute and the Transfer Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the shares as to which Merger Early Conversion was not effected.

Section 9. Definition of Automatic Conversion Rate; Anti-dilution Adjustments.

(i) Subject to the immediately following sentence, the “Automatic Conversion Rate” is equal to:

(a) if the Applicable Market Value (as defined below) is greater than or equal to $34.16 (the “Threshold Appreciation Price”), 29.2760 shares of Class A Common Stock per share of Series A Mandatory Convertible Preferred Stock;

(b) if the Applicable Market Value is less than the Threshold Appreciation Price, but is greater than $28.00, the number of shares of Class A Common Stock per share of Series A Mandatory Convertible Preferred Stock equal to (1) $25.00 divided by the Applicable Market Value times (2) $40.00;
and

(c) if the Applicable Market Value is equal to or less than $28.00, 35.7160 shares of Class A Common Stock per share of Series A Mandatory Convertible Preferred Stock,

in each case subject to adjustment as provided in Section 9(ii) (and in each case rounded upward or downward to the nearest 1/10,000th of a share). In each of the clauses in the immediately preceding sentence, the number of newly issued shares of Class A Common Stock issuable upon conversion of each share of the Series A Mandatory Convertible Preferred Stock on the Automatic Conversion Date in respect of a conversion pursuant to Section 5 shall be increased by an amount equal to any accrued and unpaid dividends on the Series A Mandatory Convertible Preferred Stock on the Automatic Conversion Date (taking into account any payment of such dividends on the Automatic Conversion Date) divided by the Current Market Price of the Class A Common Stock on the Automatic Conversion Date.

(ii) In connection with the Automatic Conversion Rate as set forth in Section 9(i), the formula for determining the Automatic Conversion Rate and the number of shares of Class A Common Stock to be delivered on any conversion date upon an early conversion as set forth in Section 6, 7 or 8 shall be subject to the following adjustments (in the case of an early conversion as set forth in Section 6, 7 or 8, as though references to the Automatic Conversion Rate were replaced with references to the number of shares of Class A Common Stock to be delivered on such early conversion):

(a) Stock Dividends. In case the Company shall pay or make a dividend or other distribution on any class of Common Stock in shares of Common Stock, the Automatic Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, shall be increased by dividing such Automatic Conversion Rate by:

(1) in the case such class of Common Stock on which the dividend or other distribution is declared is Class A Common Stock, a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination, and the total number of shares constituting such dividend or other distribution;

(2) in the case such class of Common Stock on which the dividend or other distribution is declared is Class B Common Stock, a fraction of which the numerator shall be the sum of the number of shares of Class A Common Stock and the number of shares of Class B Common Stock, in each case outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of (x) the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination, (y) the number of shares of Class B Common Stock outstanding at the close of business on the date fixed for such determination and (z) the total number of shares constituting such dividend or other distribution with respect to the Class B Common Stock; or

(3) in the case such class of Common Stock on which the dividend or other distribution is declared is both Class A Common Stock and Class B Common Stock, the greater of:

(i) the fraction described in clause (1) above; or

(ii) a fraction of which the numerator shall be the sum of the number of shares of Class A Common Stock and the number of shares of Class B Common Stock, in each case outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of (w) the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination, (x) the number of shares of Class B Common Stock outstanding at the close of business on the date fixed for such determination, (y) the total number of shares constituting such dividend or other distribution with respect to the Class A Common Stock and (z) the total number of shares constituting such dividend or other distribution with respect to the Class B Common Stock;

in each of clauses (1), (2) and (3) with such increase to become effective immediately after the opening of business on the day following the date fixed for such determination

(b) Stock Purchase Rights. In case the Company shall issue to all holders of any class of Common Stock (such issuance not being available on an equivalent basis to Holders of the shares of Series A Mandatory Convertible Preferred Stock upon conversion) (1) rights, options or warrants entitling them to subscribe for or purchase shares of such class of Common Stock, or (2) securities convertible or exchangeable into shares of such class of Common Stock or rights, options or warrants to purchase or acquire securities convertible or exchangeable into shares of such class of Common Stock, in each case at a price per share of such class of Common Stock less than the Current Market Price of such class of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or securities (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Automatic Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Automatic Conversion Rate by:

(1) in the case such class of Common Stock is Class A Common Stock, a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board of Directors or a duly authorized committee thereof, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Current Market Price of the Class A Common Stock and the denominator of which shall be the sum of (x) the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination and (y) the number of shares of Class A Common Stock so offered for subscription or purchase, either directly or indirectly, or into which such securities are convertible or exchangeable;

(2) in the case such class of Common Stock is Class B Common Stock, a fraction, the numerator of which shall be the sum of (x) the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination, (y) the number of shares of Class B Common Stock outstanding at the close of business on the date fixed for such determination and (z) the number of shares of Class B Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board of Directors or a duly authorized committee thereof, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Current Market Price of the Class B Common Stock and the denominator of which shall be the sum of (A) the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination, (B) the number of shares of Class B Common Stock outstanding at the close of business on the date fixed for such determination and (C) the number of shares of Class B Common Stock so offered for subscription or purchase, either directly or indirectly, or into which such securities are convertible or exchangeable; or

(3) in the case such class of Common Stock is both Class A Common Stock and Class B Common Stock, the greater of:

(i) the fraction described in clause (1) above; or

(ii) a fraction, the numerator of which shall be the sum of (w) the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination, (x) the number of shares of Class B Common Stock outstanding at the close of business on the date fixed for such determination, (y) the number of shares of Class A Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board of Directors or a duly authorized committee thereof, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Current Market Price of the Class A Common Stock and (z) the number of shares of Class B Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board of Directors or a duly authorized committee thereof, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Current Market Price of the Class B Common Stock and the denominator of which shall be the sum of (A) the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination, (B) the number of shares of Class B Common Stock outstanding at the close of business on the date fixed for such determination, (C) the number of shares of Class A Common Stock so offered for subscription or purchase, either directly or indirectly, or into which such securities are convertible or exchangeable and (D) the number of shares of Class B Common Stock so offered for subscription or purchase, either directly or indirectly, or into which such securities are convertible or exchangeable; or

in each of clauses (1), (2) and (3) with such increase to become effective immediately after the opening of business on the day following the date fixed for such determination

(c) Stock Splits, Reverse Splits and Combinations. In case outstanding shares of any class of Common Stock shall be subdivided, split or reclassified into a greater number of shares of such class of Common Stock, the Automatic Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased (in the case of a subdivision, split or reclassification of the Class B Common Stock, assuming the Class A Common Stock and the Class B Common Stock were a single class), and, conversely, in case outstanding shares of any class of Common Stock shall each be combined or reclassified into a smaller number of shares of such class of Common Stock, the Automatic Conversion Rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced (in the case of a combination or reclassification of the Class B Common Stock, assuming the Class A Common Stock and the Class B Common Stock were a single class), such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.

(d) Debt, Asset or Security Distributions. (1) In case the Company shall, by dividend or otherwise, distribute to all holders of any class of the Common Stock evidences of its indebtedness, assets or securities (but excluding (w) dividend or distribution referred to in Section 9(ii)(a), (x) any rights, options, warrants or securities referred to in Section 9(ii)(b) with respect to such class of Common Stock, (y) any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company in the case of a Spin-Off referred to in Section 9(ii)(d) or (z) any dividend or distribution paid in cash referred to in Section 9(ii)(e)), the Automatic Conversion Rate shall be increased by dividing the Automatic Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by:

(i) in the case such class of Common Stock on which the dividend or other distribution is declared is Class A Common Stock, a fraction, the numerator of which shall be the Aggregate Current Market Price of the Class A Common Stock on the date fixed for such determination less the then aggregate fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to the Class A Common Stock and the denominator of which shall be such Aggregate Current Market Price of the Class A Common Stock;

(ii) in the case such class of Common Stock on which the dividend or other distribution is declared is Class B Common Stock, a fraction, the numerator of which shall be the Aggregate Current Market Price of the Class A Common Stock on the date fixed for such determination plus the Aggregate Current Market Price of the Class B Common Stock on the date fixed for such determination less the then aggregate fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to the Class B Common Stock and the denominator of which shall be such Aggregate Current Market Price of the Class A Common Stock plus such Aggregate Current Market Price of the Class B Common Stock; or

(iii) in the case such class of Common Stock on which the dividend or other distribution is declared is both Class A Common Stock and Class B Common Stock, the greater of:

(A) the fraction described in clause (i) above; or

(B) a fraction, the numerator of which shall be the Aggregate Current Market Price of the Class A Common Stock on the date fixed for such determination plus the Aggregate Current Market Price of the Class B Common Stock on the date fixed for such determination less the then aggregate fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to the Class A Common Stock less the then aggregate fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to the Class B Common Stock and the denominator of which shall be such Aggregate Current Market Price of the Class A Common Stock plus such Aggregate Current Market Price of the Class B Common Stock;

in each of clauses (i), (ii) and (iii) with such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this subparagraph (d)(1) is applicable, subparagraph (d)(2) of this Section 9(ii) shall not be applicable.

(2) In the case of a Spin-Off, the Automatic Conversion Rate in effect immediately before the close of business on the record date fixed for determination of such class of Common Stock stockholders entitled to receive that distribution will be increased by multiplying the Automatic Conversion Rate by:

(i) in the case such class of Common Stock on which the dividend or other distribution is declared is Class A Common Stock, a fraction, the numerator of which is the Aggregate Current Market Price of the Class A Common Stock on the date referred to in the succeeding sentence plus the aggregate Fair Market Value (as defined below) of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to the Class A Common Stock and the denominator of which shall be such Aggregate Current Market Price of the Class A Common Stock;

(ii) in the case such class of Common Stock on which the dividend or other distribution is declared is Class B Common Stock, a fraction, the numerator of which is the Aggregate Current Market Price of the Class A Common Stock on the date referred to in the succeeding sentence plus the Aggregate Current Market Price of the Class B Common Stock on the date referred to in the succeeding sentence plus the aggregate Fair Market Value of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to the Class B Common Stock and the denominator of which shall be such Aggregate Current Market Price of the Class A Common Stock plus such Aggregate Current Market Price of the Class B Common Stock; or

(iii) in the case such class of Common Stock on which the dividend or other distribution is declared is both Class A Common Stock and Class B Common Stock, the greater of:

(A) the fraction described in clause (i) above; or

(B) a fraction, the numerator of which is the Aggregate Current Market Price of the Class A Common Stock on the date referred to in the succeeding sentence plus the Aggregate Current Market Price of the Class B Common Stock on the date referred to in the succeeding sentence plus the aggregate Fair Market Value of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to the Class A Common Stock plus the aggregate Fair Market Value of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to the Class B Common Stock and the denominator of which shall be such Aggregate Current Market Price of the Class A Common Stock plus such Aggregate Current Market Price of the Class B Common Stock.

Any adjustment to the Automatic Conversion Rate under this subparagraph (d)(2) will occur at the earlier of (A) the tenth Trading Day from, and including, the effective date of the Spin-Off and (B) the date of the securities being offered in the Initial Public Offering of the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

(e) Cash Distributions. In case the Company shall by dividend or otherwise, distribute to all holders of any class of the Common Stock cash (excluding any cash that is distributed in a Reorganization Event to which Section 9(iii) applies), the Automatic Conversion Rate shall be increased by dividing the Automatic Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by:

(1) in the case such class of Common Stock on which the dividend or other distribution is declared is Class A Common Stock, a fraction, the numerator of which shall be equal to the Aggregate Current Market Price of the Class A Common Stock on the date fixed for such determination less an amount equal to the aggregate amount of such cash distribution applicable to the Class A Common Stock and the denominator of which shall be such Aggregate Current Market Price of the Class A Common Stock;

(2) in the case such class of Common Stock on which the dividend or other distribution is declared is Class B Common Stock, a fraction, the numerator of which shall be equal to the Aggregate Current Market Price of the Class A Common Stock on the date fixed for such determination plus the Aggregate Current Market Price of the Class B Common Stock on the date fixed for such determination less an amount equal to the aggregate amount of such cash distribution applicable to the Class B Common Stock and the denominator of which shall be such Aggregate Current Market Price of the Class A Common Stock plus such Aggregate Current Market Price of the Class B Common Stock; or

(3) in the case such class of Common Stock on which the dividend or other distribution is declared is both Class A Common Stock and Class B Common Stock, the greater of:

(i) the fraction described in clause (1) above; or

(ii) a fraction, the numerator of which shall be equal to the Aggregate Current Market Price of the Class A Common Stock on the date fixed for such determination plus the Aggregate Current Market Price of the Class B Common Stock on the date fixed for such determination less an amount equal to the aggregate amount of such cash distribution applicable to the Class A Common Stock less an amount equal to the aggregate amount of such cash distribution applicable to the Class B Common Stock and the denominator of which shall be such Aggregate Current Market Price of the Class A Common Stock plus such Aggregate Current Market Price of the Class B Common Stock;

in each of clauses (1), (2) and (3) with such increase to become effective immediately after the opening of business on the day following the date fixed for such determination

(f) Tender Offers. In case (x) a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof, whose determination shall be conclusive and described in a Board Resolution) that combined together with (y) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the Company or any subsidiary of the Company for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this Section 9(ii)(f), exceeds 10% of the product of the Current Market Price of the Class A Common Stock as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Automatic Conversion Rate shall be increased by dividing the Automatic Conversion Rate immediately prior to the close of business on the date of the Expiration Time by:

(1) in the case such class of Common Stock is Class A Common Stock, a fraction, the numerator of which shall be equal to (x) the product of (I) the Current Market Price of the Class A Common Stock on the date of the Expiration Time and (II) the number of shares of Class A Common Stock outstanding (including any tendered shares of Class A Common Stock of Class A Common Stock) on the date of the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Class A Common Stock based on the transactions described in clauses (1) and (2) of this paragraph (f) (assuming in the case of clause (1) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Class A Purchased Shares), and the denominator of which shall be equal to the product of (x) the Current Market Price of the Class A Common Stock on the date of the Expiration Time and (y) the number of shares of Class A Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less the number of all shares of Class A Common Stock validly tendered, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered shares, up to any such maximum, being referred to as the “Class A Purchased Shares”); and

(2) in the case such class of Common Stock is Class B Common Stock, a fraction, the numerator of which shall be equal to (x) the product of (I) the Current Market Price of the Class A Common Stock on the date of the Expiration Time and (II) the number of shares of Class A Common Stock outstanding (including any tendered shares of Class A Common Stock) on the date of the Expiration Time plus (y) the product of (I) the Current Market Price of the Class B Common Stock on the date of the Expiration Time and (II) the number of shares of Class B Common Stock outstanding (including any tendered shares of Class B Common Stock) on the date of the Expiration Time less

(z) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Class B Common Stock based on the transactions described in clauses (1) and (2) of this paragraph (f) (assuming in the case of clause (1) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Class B Purchased Shares), and the denominator of which shall be equal to the sum of (x) the product of (I) the Current Market Price of the Class A Common Stock on the date of the Expiration Time and (II) the number of shares of Class A Common Stock outstanding (including any tendered shares of Class A Common Stock) on the date of the Expiration Time plus (y) the product of (I) the Current Market Price of the Class B Common Stock on the date of the Expiration Time and (II) the number of shares of Class B Common Stock outstanding (including any tendered shares of Class B Common Stock) on the date of the Expiration Time less the number of all shares of Class B Common Stock validly tendered, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered shares, up to any such maximum, being referred to as the “Class B Purchased Shares”); or

(3) in the case such class of Common Stock on which the dividend or other distribution is declared is both Class A Common Stock and Class B Common Stock, the greater of:

(i) the fraction described in clause (1) above; or

(ii) a fraction, the numerator of which shall be equal to (w) the product of (I) the Current Market Price of the Class A Common Stock on the date of the Expiration Time and (II) the number of shares of Class A Common Stock outstanding (including any tendered shares of Class A Common Stock) on the date of the Expiration Time plus (x) the product of (I) the Current Market Price of the Class B Common Stock on the date of the Expiration Time and (II) the number of shares of Class B Common Stock outstanding (including any tendered shares of Class B Common Stock) on the date of the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Class A Common Stock based on the transactions described in clauses (1) and (2) of this paragraph (f) (assuming in the case of clause (1) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Class A Purchased Shares) less (z) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Class B Common Stock based on the transactions described in clauses (1) and (2) of this paragraph (f) (assuming in the case of clause (1) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Class B Purchased Shares), and the denominator of which shall be equal to the sum of (x) the product of (I) the Current Market Price of the Class A Common Stock on the date of the Expiration Time and (II) the number of shares of Class A Common Stock outstanding (including any tendered shares of Class A Common Stock) on the date of the Expiration Time less the number of Class A Purchased Shares plus (y) the product of (I) the Current Market Price of the Class

B Common Stock on the date of the Expiration Time and (II) the number of shares of Class B Common Stock outstanding (including any tendered shares of Class B Common Stock) on the date of the Expiration Time less the number of Class B Purchased Shares

(g) Calculation of Adjustments. All adjustments to the Automatic Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Automatic Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Automatic Conversion Rate pursuant to paragraph (a), (b), (c), (d), (e), (f) or (h) of this Section 9(ii), an adjustment shall also be made to the Applicable Market Value solely to determine which of clause (a), (b) or (c) of the definition of Automatic Conversion Rate will apply on the applicable conversion date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction, the numerator of which shall be the Automatic Conversion Rate immediately before such adjustment and the denominator of which shall be the Automatic Conversion Rate immediately after such adjustment pursuant to paragraph (a), (b), (c), (d), (e), (f) or (h) of this Section 9(ii); provided, however, that if such adjustment to the Automatic Conversion Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (a), (b), (c), (d), (e), (f) or (h) of this Section 9(ii) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Automatic Conversion Rate.

(h) Increase of Automatic Conversion Rate. The Company may make such increases in the Automatic Conversion Rate, in addition to those required by this Section 9(ii), as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

(i) Notice of Adjustment. Whenever the Automatic Conversion Rate (or the number of shares of Class A Common Stock to be delivered on any conversion date upon an early conversion as set forth in Section 6, 7 or 8) is adjusted in accordance with this Section 9(ii), the Company shall: (1) forthwith compute the Automatic Conversion Rate (or the number of shares of Class A Common Stock to be delivered on any conversion date upon an early conversion as set forth in Section 6, 7 or 8) in accordance with this Section 9(ii) and prepare and transmit to the Transfer Agent and the Depositary an Officer’s Certificate setting forth the Automatic Conversion Rate (or the number of shares of Class A Common Stock to be delivered on any conversion date upon an early conversion as set forth in Section 6, 7 or 8), the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and (2) as soon as practicable following the occurrence of an event that requires an adjustment to the Automatic Conversion Rate (or the number of shares of Class A Common Stock to be delivered on any conversion date upon an early conversion as set forth in

Section 6, 7 or 8) pursuant to this Section 9(ii) (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Automatic Conversion Rate (or the number of shares of Class A Common Stock to be delivered on any conversion date upon an early conversion as set forth in Section 6, 7 or 8) was determined and setting forth the adjusted Automatic Conversion Rate (or the number of shares of Class A Common Stock to be delivered on any conversion date upon an early conversion as set forth in Section 6, 7 or 8).

(iii) In the event of:

(a) any consolidation or merger of the Company with or into another Person or of another Person with or into the Company;

(b) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety; or

(c) any reclassification (other than a reclassification to which paragraph (c) of Section 9(ii) applies),

(any such event, a “Reorganization Event”), each share of Series A Mandatory Convertible Preferred Stock prior to such Reorganization Event shall, after such Reorganization Event, be converted into the right to receive the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distributions thereon which have a record date that is prior to the date of the Reorganization Event) per share of Series A Mandatory Convertible Preferred Stock by a holder of Class A Common Stock that (1) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate (as defined below) of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates, and (2) has failed to exercise the rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided, however, that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Class A Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-electing Share”), then for the purpose of this Section 9(iii) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). On the Automatic Conversion Date, the Automatic Conversion Rate then in effect shall be applied to the value or amount on the Automatic Conversion Date of such securities, cash or other property.

On the occurrence of such a Reorganization Event, the Person formed by such consolidation or merger or the Person which acquires the assets of the Company shall execute and deliver to the Transfer Agent an agreement supplemental hereto providing that the Holder of each share of Series A Mandatory Convertible Preferred Stock that remains outstanding after the Reorganization Event (if any) shall have the rights provided by this Section 9(iii). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions of this Section 9(iii) shall similarly apply to successive Reorganization Events.

Section 10. Definitions.

(i) “Affiliate” has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

(ii) “Aggregate Market Price” of any class of Common Stock as of any date means the product of the number of shares or such Class of Common Stock outstanding as of such date and the Current Market Price of such class of Common Stock as of such date.

(iii) “Applicable Market Value” means the average of the Closing Prices per share of Class A Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Automatic Conversion Date.

(iv) “Board Resolution” means a copy of a resolution certified by the Secretary or any Assistant Secretary of the Company to have been duly adopted by the Board of Directors or a duly authorized committee thereof and to be in full force and effect and filed with the Transfer Agent.

(v) “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close.

(vi) “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

(vii) “Certificate of Designations” means this Certificate of Designations of the 5.75% Series A Mandatory Convertible Preferred Stock of Constellation Brands, Inc.

(viii) The “Closing Price” of the Common Stock or any securities distributed in a Spin-Off, as the case may be, on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) per share on the New York Stock Exchange (“NYSE”) on such date or, if such security is not listed for trading on NYSE on any such date, as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed or quoted or, if such security is not so listed or quoted on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market or, if such secu-

rity is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

(ix) “Corporate Trust Office” means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

(x) “Current Market Price” with respect to any class of Common Stock means (a) on any day the average of the Closing Prices of such class of Common Stock for the five consecutive Trading Days preceding the earlier of the day preceding the day in question and the day before the “ex date” with respect to the issuance or distribution requiring computation, (b) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the Closing Price of such class of Common Stock on the Trading Day on which the initial public offering price of the securities being distributed in the Spin-Off is determined, and (c) in the case of any other Spin-Off, the average of the Closing Prices of such class of Common Stock over the first 10 Trading Days after the effective date of such Spin-Off. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which such class of Common Stock trades in a regular way on such exchange or in such market without the right to receive such issuance or distribution.

(xi) “Depositary” means Mellon Investor Services LLC, a New York limited liability company, and any successor as Depositary relating to the Series A Mandatory Convertible Preferred Stock.

(xii) “Fair Market Value” means (a) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the initial public offering price of those securities, and (b) in the case of any other Spin-Off, the average of the Closing Prices of the securities being distributed in the Spin-Off over the first 10 Trading Days after the effective date of such Spin-Off.

(xiii) “Holder” means the Person in whose name a share of Series A Mandatory Convertible Preferred Stock is registered.

(xiv) “Initial Public Offering” means the first time securities of the same class or type as the securities being distributed in a Spin-Off are offered to the public for cash.

(xv) “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

(xvi) “Officer’s Certificate” means a certificate signed by two Officers.

(xvii) “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

(xviii) “Provisional Conversion Date” means the date fixed for conversion of shares of Series A Mandatory Convertible Preferred Stock into shares of Class A Common Stock pursuant to Section 6 above or, if the Company shall default in the cash payment of (a) an amount equal to any accrued and unpaid dividends on the shares of Series A Mandatory Convertible Preferred Stock then outstanding, whether or not declared and (b) the present value of all remaining dividend payments on the shares of Series A Mandatory Convertible Preferred Stock then outstanding, through and including September 1, 2006, in connection with such conversion on such date, the date the Company actually makes such payment.

(xix) “Spin-Off” means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company.

(xx) “Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (b) any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

(xxi) “Trading Day” means a day on which the applicable class of Common Stock or any security distributed in a Spin-Off, as the case may be, (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

(xxii) “Transfer Agent” means Mellon Investor Services LLC unless and until a successor is selected by the Company, and then such successor.

(xxiii) “Treasury Yield” means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Provisional Conversion Date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term to September 1, 2006; provided, however, that if the then remaining term to September 1, 2006 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury se-

curities for which such yields are given, except that if the then remaining term to September 1, 2006 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

Section 11. Fractional Shares.

No fractional shares of Class A Common Stock shall be issued to Holders upon conversion of the Series A Mandatory Convertible Preferred Stock. In lieu of any fraction of a share of Class A Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series A Mandatory Convertible Preferred Stock surrendered by the same Holder upon a conversion as described in Section 5, 6, 7 or 8 or which would otherwise be issuable in respect of a stock dividend payment upon a conversion as described in Section 5, such Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (a) in the case of Section 5, the Current Market Price of the Class A Common Stock or (b) in the case of Section 6, 7 or 8, the Closing Price of the Class A Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion. If more than one share of Series A Mandatory Convertible Preferred Stock shall be surrendered for conversion at one time by or for the same Holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Mandatory Convertible Preferred Stock so surrendered.

Section 12. Miscellaneous.

(i) Procedures for conversion of shares of Series A Mandatory Convertible Preferred Stock, in accordance with Section 5, 6, 7 or 8, not held in certificated form will be governed by arrangements among the depositary of the shares of Series A Mandatory Convertible Preferred Stock, its participants and Persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

(ii) The Liquidation Preference and the annual dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors or a duly authorized committee thereof and submitted by the Company to the Transfer Agent.

(iii) For the purposes of Section 9, the number of shares of any class of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of such class of Common Stock.

(iv) If the Company shall take any action affecting all or any portion of the Common Stock, other than any action described in Section 9, that in the opinion of the Board of Directors or a duly authorized committee thereof would materially adversely affect the conversion rights of the Holders, then the Automatic Conversion Rate, the Provisional Conversion Rate and/or the Optional Conversion Rate for the Series A Mandatory Convertible Preferred Stock may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors or a duly authorized committee thereof may determine to be equitable in the circumstances.

(v) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Class A Common Stock for the purpose of effecting conversion of the Series A Mandatory Convertible Preferred Stock, the maximum number of shares of Class A Common Stock deliverable upon the conversion of all outstanding shares of Series A Mandatory Convertible Preferred Stock not theretofore converted. For purposes of this Section 12(v), the number of shares of Class A Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(vi) The Company covenants that any shares of Class A Common Stock issued upon conversion of the Series A Mandatory Convertible Preferred Stock or issued in respect of a stock dividend payment upon a conversion described in Section 5 shall be validly issued, fully paid and non-assessable.

(vii) The Company shall use its best efforts to list the shares of Class A Common Stock required to be delivered upon conversion of the Series A Mandatory Convertible Preferred Stock or upon issuance in respect of a stock dividend payment upon a conversion described in Section 5, prior to such delivery, upon each national securities exchange or quotation system, if any, upon which the outstanding Class A Common Stock is listed at the time of such delivery.

(viii) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A Mandatory Convertible Preferred Stock or upon issuance in respect of a stock dividend payment upon a conversion described in Section 5, the Company shall use its best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(ix) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of the Series A Mandatory Convertible Preferred Stock pursuant thereto or upon issuance in respect of a stock dividend payment upon a conversion described in Section 5; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock or other securities or property in a name other than that of the Holder of the Series A Mandatory Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid or is not applicable.

(x) The Series A Mandatory Convertible Preferred Stock is not redeemable.

(xi) The Series A Mandatory Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

(xii) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(xiii) Series A Mandatory Convertible Preferred Stock may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of Series A Mandatory Convertible Preferred Stock.

(xiv) Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to shares of the Series A Mandatory Convertible Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the Holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Company from time to time.

(xv) Except as may otherwise be required by law, the shares of Series A Mandatory Convertible Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations or the Restated Certificate of Incorporation.

(xvi) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(xvii) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series A Mandatory Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series A Mandatory Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Series A Mandatory Converti-

ble Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series A Mandatory Convertible Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Series A Mandatory Convertible Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

(xviii) Shares of Series A Mandatory Convertible Preferred Stock that (a) have not been issued on or before September 5, 2003 or (b) have been issued and reacquired in any manner, including shares purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided, however, that any issuance of such shares as Series A Mandatory Convertible Preferred Stock must be in compliance with the terms hereof.

(xix) If any of the Series A Mandatory Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Series A Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Series A Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent number of shares of Series A Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Mandatory Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent. The Company is not required to issue any certificates representing Series A Mandatory Convertible Preferred Stock on or after the Automatic Conversion Date. In place of the delivery of a replacement certificate following the Automatic Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Class A Common Stock pursuant to the terms of the Series A Mandatory Convertible Preferred Stock evidenced by the certificate.

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Thomas S. Summer, Executive Vice President and Chief Financial Officer, and attested by H. Elaine Farry, its Assistant Secretary, this 29th day of July, 2003.

CONSTELLATION BRANDS, INC.

By:	/s/ Thomas S. Summer
Name: Thomas S. Summer
Title: Executive Vice President and Chief Financial Officer

ATTEST:

By:	/s/ H. Elaine Farry
Name: H. Elaine Farry
Title: Assistant Secretary